UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2010 (August 30, 2010)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. Section 1503 of the Dodd-Frank Act contains new reporting requirements regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) issued by the Mine Safety and Health Administration (“MSHA”).

On August 30, 2010, Guest Mountain Mining Corporation, a subsidiary of Massey Energy Company (the “Company”), which was acquired in April 2010 as part of the Company’s acquisition of Cumberland Resources, and operator of the Company’s Derby Wilson Mine, received an imminent danger order under section 107(a) of the Mine Act stating that a circuit breaker remained energized when open. The circuit breaker was disconnected immediately, which abated the condition. The order promptly was terminated. No injuries resulted from the condition described in the order.

On September 2, 2010, Performance Coal Company, a subsidiary of the Company and the operator of the Company’s Upper Big Branch Mine, received an imminent danger order under section 107(a) of the Mine Act. Due to the tragic accident that occurred at the Upper Big Branch Mine on April 5, 2010, the mine is under MSHA’s control as various teams investigate the cause of the accident. The order stated that a travel way in a section of Upper Big Branch, that is not a part of the “accident investigating scene” and is not otherwise in use but is subject to periodic inspections, was not being maintained adequately for examinations, and that the following conditions collectively constituted an imminent danger: adverse roof and rib conditions and water accumulations that could expose mine examiners to the potential hazard of falling material and potential stumbling hazards and otherwise could impede travel. While the Company does not agree with the order, the Company has submitted a plan to MSHA that addresses the issue which MSHA has approved. The Company is in the process of implementing the approved plan after the completion of which the order will be terminated. The Company is considering whether to contest the order. No injuries resulted from the conditions described in the order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: September 3, 2010	By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and Corporate Secretary